        Template for Consultant RSU Award
Under the Plan

Exhibit 10.4
RESTRICTED STOCK UNIT AWARD

as of __________ __, 20__ (“Grant Date”)

The parties to this Restricted Stock Unit Award (“Award”) are Applied Blockchain, Inc. a Nevada Corporation (the “Company”), and _____________, a third-party service provider to the Company (“Consultant”).

The Company has retained Consultant as a Third Party Service Provider as such term is defined in the Applied Blockchain, Inc. 2021 Incentive Plan (the “Plan”), and wishes to provide Consultant with an incentive to put forth maximum effort for the success of the Company’s business.

Pursuant to the terms of the Plan, the Company has determined to grant Consultant as of the Grant Date, an incentive award in the form of __[#]___ restricted stock units (“RSUs”), subject to the terms of the Plan, and subject to the terms and conditions herein set forth.

Terms used herein that are defined in the Plan, shall have the same meanings given them in the Plan.

ARTICLE I
Grant of RSUs

2.1    Each RSU shall have a value equal to the Fair Market Value of one share of the Company’s Common Stock on the relevant date.

2.2    The RSUs shall be subject to the terms and conditions of this Award.

2.3    Except as provided in this Award, the RSUs shall remain unvested, nontransferable and are subject to a substantial risk of forfeiture. In addition, the RSUs shall not be vested, and Consultant’s interest in the RSUs granted hereunder shall be forfeited, except to the extent that the provisions of this Award are satisfied.

2.4    RSUs granted to the Consultant shall be credited to an account (the “Account”) established and maintained for the Consultant. A Consultant’s Account shall be the record of RSUs granted to the Consultant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

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ARTICLE III
Vesting of RSUs

3.1    Consultant’s RSUs shall be vested in accordance with this Article III.
        3.2    The RSUs shall vest in accordance with the following schedule—

        _________________________________
        _________________________________

    3.3    Subject to Section 3.4 and Article V of this Award, all RSUs that are forfeitable shall be forfeited if Consultant’s services to the Company or an Affiliate shall be terminated for any reason.
3.4    [IF APPLICABLE-- Notwithstanding the provisions of Section 3.3 hereof, if, prior to the forfeiture of this RSU Award under Section 3.3, Consultant experiences a Qualifying Termination Event (as defined in Section 3.5),
ALTERNATIVE A-- all RSUs that are forfeitable shall become fully vested upon the Qualifying Termination Event. OR
ALTERNATIVE B-- the portion of the RSUs that are forfeitable shall become vested as to a pro rata portion of the unvested portion of the RSUs, as determined in accordance with the following sentence. The pro rata portion of the RSUs that shall vest pursuant to the preceding sentence shall be equal to a fraction (not to exceed 1) of the total RSUs in each unvested Tranche of the RSUs where the numerator of such fraction shall be the number of full months of service performed by Consultant after the Grant Date and prior to the Qualifying Termination Date, and the denominator of such fraction shall be determined in accordance with the following table:
        Tranche No.            Denominator

The non-vested portion of the RSUs shall be forfeited.
3.5 For purposes of this RSU Award, “Qualifying Termination Event” shall mean Consultant’s death, Disability, or termination of services by the Company other than for Cause. “Disability” for purposes of this Section 3.5 shall mean Consultant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.]
3.6 If the events described in Article V [or a Qualifying Termination Event]occur after the date that Consultant is advised that their services are being, or will be, terminated for Cause, on account of performance or in circumstances that prevent them from being in good standing with the Company, accelerated vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Consultant’s termination of services.

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ARTICLE IV
Payment of the RSUs

4.1    Payment of the vested RSUs shall be made as soon as practicable after the RSUs have vested, but in no event later than March 15th of the calendar year after the calendar year in which the RSUs vest.
4.2    The vested RSUs shall be paid in cash or whole shares of Common Stock or a combination thereof, as determined in the sole discretion of the Company.
4.3    Consultant covenants and agrees that it will prepare all applicable income and information tax returns and all other governmental reports of any kind and report and pay all taxes resulting from the grant and vesting of the RSUs. Consultant shall be liable for and shall indemnify Company with respect to all taxes, contributions and penalties imposed on the Company by any governmental or other public authority having jurisdiction with respect to or measured by the income or profit received by Consultant pursuant to this Award.
4.4    If Consultant dies prior to the payment of their vested RSUs, any vested RSUs shall be paid to their Beneficiary as designated or determined in accordance with the terms of the Plan.

ARTICLE V
Change in Control

5.1    In the event of a Change in Control prior to the forfeiture of the RSUs under Section 3.3, the provisions of this Article V shall apply.
(a)Subject to subparagraphs (b) and (d) of this Section 5.1, if, upon a Change in Control, Consultant receives a new award which qualifies as a Replacement Award (as defined below), the Replacement Award shall replace this Award and continue subject to the Replacement Award’s terms.
(i)    A “Replacement Award” is an award that substitutes for this Award and meets the following requirements: (i) it has a value at least equal to the value of this Award as determined under applicable law and by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to Consultant than the terms and conditions of this Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of a Replacement Award are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

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(b)If, following a Change in Control, the Company’s shares continue to be traded on The Trading Market or another established securities market, this Award shall continue in effect and be treated as a Replacement Award.
(c)If, upon a Change in Control that results in the Company’s shares no longer being traded on The Trading Market or another established securities market and no Replacement Award is granted to Consultant, the unvested portion of this Award shall become vested immediately prior to the consummation of the Change in Control.
(d)Notwithstanding the foregoing, upon a Change in Control, the Committee may determine that this Award shall be canceled and terminated for consideration instead.
(e)If, in connection with a Change of Control, Consultant’s payment of this Award will cause Consultant to be liable for federal excise tax under Code Section 4999 levied on certain “excess parachute payments” as defined in Code Section 280G (“Excise Tax”), then the payments made pursuant to the Awards shall be reduced (or repaid to the Company, if previously paid or provided) as provided below:
(i)    If the payments due upon a Change of Control under this Award and any other agreement between Consultant and the Company, exceed 2.99 times Consultant’s “base amount,” as defined in Code Section 280G, a reduced payment amount shall be calculated by reducing the payments to the minimum extent necessary so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment. If it is determined that any Excise Tax is payable by Consultant, Consultant shall receive either (i) all payments otherwise due; or (ii) the reduced payment amount described in the preceding sentence, whichever will provide Consultant with the greater after-tax economic benefit taking into account for these purposes any applicable excise tax.

(ii)    Whether payments are to be reduced pursuant to this subparagraph (e), and the extent to which they are to be so reduced, will be determined solely by the Company in good faith and the Company will notify Consultant in writing of its determination.

(iii)    In no event shall Consultant be entitled to receive any kind of gross-up payment or excise tax reimbursement from the Company.

ARTICLE VI
Miscellaneous

6.1    The terms of this RSU shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization..

6.2    Whenever the term “Consultant” is used in any provision of this Award under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the term “Consultant” shall be deemed to include such person or persons.

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6.3    The RSUs granted hereunder are not transferable by Consultant otherwise than by will or the laws of descent and distribution. No assignment or transfer of the RSUs granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the RSUs shall terminate and become of no further effect.

6.4    Consultant shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the RSUs shall not have been vested and paid in Common Stock.

6.5    Nothing in this Award or otherwise shall obligate the Company to vest any of the RSUs, to permit the RSUs to be earned and vested other than in accordance with the terms hereof or to grant any waivers of the terms of this Award, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any RSU now or hereafter granted to any other person or any other RSU granted to Consultant.

6.6    Notwithstanding any other provision hereof, Consultant shall not earn or vest in the RSUs granted hereunder, and the Company shall not be obligated to issue any shares to Consultant hereunder, if the earning or vesting thereof or the issuance of such shares would constitute a violation by Consultant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the issuance of shares pursuant this RSU to comply with any law or regulation of any governmental authority.

6.7    This Award shall be governed by the laws of the State of Texas applicable to agreements made and performed wholly within the State of Texas (regardless of the laws that might otherwise govern under applicable conflicts of laws principles) and applicable federal law. All disputes arising under this Award shall be adjudicated solely within the State or Federal courts located within the State of Texas, Dallas County, and in accordance with the resolution provisions under the Agreement.

6.8    This Award sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Award, the Company makes no representations, warranties or covenants to Consultant with respect to this Award or its subject matter, including with respect to the current or future value of the shares subject to the RSUs. Any modification, amendment or waiver to this Award will be effective only if it is in writing signed by the Company and Consultant. The failure of any party to enforce at any time any provision of this Award shall not be construed to be a waiver of that or any other provision of this Award.

6.9    This Award shall be administered and interpreted solely by the Committee or its delegated agent. The interpretations and decisions of the Committee with regard to this RSU shall be final and conclusive and binding upon Consultant.

6.10    It is the intent that this Award comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provision of this Award is later found not to be

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in compliance with such Rule and regulations, the provisions shall be deemed null and void. The provisions of the RSUs under this Award shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

6.11    Subject to the limitations set forth herein, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Consultant and the successors of the Company.

6.12    This Award is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

6.13    Consultant hereby acknowledges receipt of a copy of the Plan and this Award, and that they have read and understand the terms and provisions hereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and the Award.

6.15    In the event of any conflict between the provisions of this Award and the provisions of the Plan as in effect on the Grant Date, the provisions of the Plan, as in effect on the Grant Date, shall govern.

6.16    Neither this RSU Award nor the granting or vesting of RSUs shall confer upon Consultant any right with respect to the continuance of services to the Company or an Affiliate nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Consultant’s services at any time.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Award as of the day and year first above written.

                        APPLIED BLOCKCHAIN, INC.

                        By:
                            Name:
                            Title:

                        CONSULTANT:

                            [Name]

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